SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 27, 2002



                                   MEDJET INC.
             (Exact name of registrant as specified in its charter)


      DELAWARE                       1-11765                   22-3283541
   (State or other             (Commission File Number)     (I.R.S. Employee
jurisdiction of incorporation)                           Identification Number)



                     1090 KING GEORGES POST ROAD, SUITE 301
                            EDISON, NEW JERSEY 08837
               (Address of principal executive offices) (Zip Code)




        Registrant's telephone number, including area code: 732-738-3990






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ITEM 5.    OTHER EVENTS.

         On August 27, 2002, Medjet Inc. (the "Company") and VISX, Incorporated ("VISX") amended various agreements in connection with the proposed merger of Orion Acquisition Corporation ("Merger Sub"), a wholly-owned subsidiary of VISX, with and into the Company, pursuant to an Agreement and Plan of Merger and Reorganization dated as of August 17, 2001 (the "Merger Agreement"). The Company, VISX and VISX, a Cayman corporation and wholly-owned subsidiary of VISX ("Affiliate") entered into an amendment and assignment of the one-year research, development and experimental cost sharing agreement originally executed in August 2001 pursuant to which VISX agreed to provide monthly funding to the Company in order to support the Company's research and development work associated with the development of waterjet related technology and products, including a waterjet microkeratome. The amendment extends the term of the research and development agreement by an additional two months, to October 17, 2002, and grants VISX the option to extend the term for a subsequent nine month period, to July 17, 2003 (although VISX may terminate the agreement upon 15 days notice during this nine month period), in order to allow the Company additional time to pursue the research and development activities set forth in the agreement. Pursuant to the terms of the amended research and development agreement, the Company will continue to receive monthly payments of a minimum of $100,000. The amendment, among other things, also revises the research and development agreement so that it constitutes a Qualified Cost Sharing Arrangement for United States Federal income tax purposes and permits VISX to assign the agreement to any of its subsidiaries without the Company's consent provided that certain conditions, including the guarantee by VISX of the full payment and performance by an assignee of all of its obligations under the agreement, are met. Pursuant to this provision, VISX assigned the research and development agreement to Affiliate effective August 27, 2002.

         The Company, VISX and Merger Sub also amended the Merger Agreement to extend the termination date of the Merger Agreement by an additional two months, to October 17, 2002, and to provide for an automatic nine month extension of the termination date of the Merger Agreement, to July 17, 2003, if the term of the research and development agreement is similarly extended. If, however, VISX terminates the research and development agreement prior to July 17, 2003, the Merger Agreement will be deemed to be terminated on the date of effectiveness of the termination of the research and development agreement. This amendment effectively extends the period of VISX's option to terminate the Merger Agreement for any or no reason. In addition, the amendment reduces the termination fees payable by VISX to the Company under various conditions of termination from $500,000 to $250,000. The amendment, among other things, also permits VISX to assign the Merger Agreement to any of its subsidiaries without the Company's consent provided that certain conditions, including the guarantee by VISX of the full payment and performance by an assignee of all of its obligations under the Merger Agreement and the transfer of all Company securities held by VISX to the assignee, are met.

         Finally, various ancillary agreements were also amended to permit VISX to assign the respective agreements to any of its subsidiaries without the Company's consent provided that the assignee is also the assignee of the Merger Agreement and that VISX guarantees the payment and obligations under such agreements of each assignee.

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         The closing of the Merger Agreement remains contingent upon, among other things, the receipt of any necessary third party consents and other customary closing conditions.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   MEDJET INC.



Date: September 6, 2002            By: /s/  Eugene I. Gordon
                                      -----------------------------------------
                                      Eugene I. Gordon, Ph.D.
                                      Chairman of the Board and Chief Executive
                                        Officer


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